Exhibit 4.8

REGISTRATION RIGHTS AGREEMENT

by and among

VINCI PARTNERS INVESTMENTS LTD,

MANUEL JOSÉ BALBONTÍN

and

JAIME DE LA BARRA

dated as of October 29, 2024

Exhibit A — Joinder Agreement

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of October 29, 2024 by and among Vinci Partners Investments Ltd, a Cayman Islands exempted company (the “Issuer”), Manuel José Balbontín and Jaime de la Barra, (each, a “Compass Founder” and collectively, the “Compass Founders”) and any Person who becomes a party hereto pursuant to Section 9(d). Capitalized terms used herein shall have the meaning assigned to such terms in the text of this Agreement or in the Merger Agreement (as defined below).

WHEREAS, the Parties desire to provide the Holders with rights to registration under the Securities Act of Registrable Securities, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the Parties agree as follows:

AGREEMENT

1. Definitions and Interpretations.

(a) Definitions. As used in this Agreement, the following capitalized terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with, such person, and (b) any Immediate Family Member of such Person, in each case, as of the date on which, or at any time during the period for which, the determination of affiliation is being made (including any investment fund the primary investment advisor to which is such Person or an Affiliate thereof); provided, that for purposes of this Agreement, no Holder shall be deemed an Affiliate of the Issuer or any of its Subsidiaries.

“Agreement” has the meaning given to such term in the Preamble, as the same may be amended, supplemented or restated from time to time.

“Arbitral Tribunal” has the meaning given to such term in Section 9(h)(ii)(C) of this Agreement.

“Board” means the Board of Directors of the Issuer.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York City; Santiago, Chile; George Town, Cayman Islands; London, England or São Paulo, Brazil.

“Change of Control” means the Transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a Person or group of affiliated Persons, of the Issuer’s Common Shares if, after such transfer, such Person or group of affiliated Persons would hold more than 50% of the total voting power or common equity securities of the Issuer (or the surviving entity).

“Class A Common Shares” means any and all Class A common shares, par value $0.00005 per share, of the Issuer, and any shares into which such Class A common shares may be converted (as a result of recapitalization, share exchange or similar event) or are issued with respect to Class A common shares, including with respect to any stock split or stock dividend, or a successor security.

“Class B Common Shares” means any and all Class B common shares, par value $0.00005 per share, of the Issuer, and any shares into which such Class B common shares may be converted (as a result of recapitalization, share exchange or similar event) or are issued with respect to Class B common shares, including with respect to any stock split or stock dividend, or a successor security.

“Closing Date” has the meaning given to such term in the Merger Agreement.

“Compass Founder” has the meaning given to such term in the Preamble.

“Common Shares” means any and all Class A Common Shares and Class B Common Shares.

“control” (including the terms “controlling”, “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Demand Registration” has the meaning given to such term in Section 3(b)(i) of this Agreement.

“Demand Registration Statement” has the meaning given to such term in Section 3(b)(i) of this Agreement.

“Dispute” has the meaning given to such term in Section 9(h)(ii)(A) of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“Free Writing Prospectus” means a free writing prospectus under Rule 433.

“Fund” means any investment fund or other collective investment vehicle or collective investment scheme (including any general, limited or exempted limited partnership, corporation, company, trust or limited liability company, fondo de inversión, fondo mutuo de inversion en valores, fundo de investimento or sociedad de inversión, and including each separate or segregated portfolio or series of any of the foregoing and whether or not dedicated to a single investor, or a series thereof).

“Holdback Period” means, in connection with a registered offering, 90 days after and during the 7 days before, the effective date of the related Registration Statement or, in the case of a takedown from a Short-Form Registration, 90 days after the date of the Prospectus supplement filed with the SEC in connection with such takedown and during such prior period (not to exceed 7 days) as the Issuer has given reasonable written notice to the Holder of Registrable Securities.

“Holder” means (i) any of the Compass Founders, and (ii) any Permitted Transferee who has acquired Registrable Securities.

“ICC” means the International Chamber of Commerce.

“ICC Court” has the meaning given to such term in Section 9(h)(ii)(C) of this Agreement.

“ICC Rules” has the meaning given to such term in Section 9(h)(ii)(A) of this Agreement.

“Immediate Family Member” means, with respect to any Person who is an individual, (a) such Person’s spouse, (b) each parent, brother, sister or child of such Person, (c) the spouse of any Person described in clause (b) above, (d) each child of any Person described in clauses (a), (b) or (c) above, (e) each trust created for the benefit of one or more of the Persons described in clauses (a) through (d) above and (f) each custodian or guardian of any property of one or more of the Persons described in clauses (a) through (e) above in his or her capacity as such custodian or guardian.

“Issuer” has the meaning given to such term in the Preamble.

“Merger Agreement” means that certain merger agreement, dated as of March 7, 2024, by and among the Issuer, MNC Holdings Limited, the Compass Shareholders (as defined therein), solely for certain purposes, the Compass Majority Holders (as defined therein), solely for certain purposes, the Representatives (as defined therein), and, solely for certain purposes, Consorcio Financiero S.A.

“New York Court” has the meaning given to such term in Section 9(h)(iii) of this Agreement.

“Parties” means the parties to this Agreement.

“Permitted Transferee” means, with respect to any Compass Founder, (a) any Affiliate of such Compass Founder, (b) any trust the primary beneficiary of which is, directly or indirectly, such Compass Founder or one or more Immediate Family Members of such Compass Founder, (c) Spruce Advisors Ltd and Costanera Management LLC, provided they are controlled by a Compass Founder, (d) any corporation, partnership, limited liability company, Fund or other Person controlled or managed by such Compass Founder or one or more Immediate Family Members of such Compass Founder, or (e) a transferee thereof by will, other testamentary document or intestacy or pursuant to a domestic relations, settlement or similar order; provided, however, that any transferee specified in the preceding clauses (a) to (e) shall agree in a writing in the form attached as Exhibit A hereto to be bound by and to comply with all applicable provisions of this Agreement; provided, further, however, that in no event shall the Issuer or any of its Subsidiaries constitute a “Permitted Transferee”.

“Person” means any individual, partnership (limited, exempted limited or general), joint venture, corporation, limited liability company, trust, Fund, unincorporated organization, government or any department or agency thereof or any other entity.

“Pledge Agreement” means each pledge, security and control agreement, dated as of October 29, 2024, by and between the Issuer and each Compass Shareholder.

“President” has the meaning given to such term in Section 9(h)(ii)(C) of this Agreement.

“Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, relating to Registrable Securities, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Registrable Securities” means (a) any Common Shares held by a Holder as of the Closing Date or hereafter delivered to a Holder pursuant to the Transaction Agreements and (b) any equity securities or other equity interests issued or issuable, directly or indirectly, with respect to the securities described in clause (a) by way of a conversion or exchange thereof or stock dividends, stock splits or in connection with a combination of shares, reclassification, spinoff, recapitalization, merger, consolidation or other reorganization; provided, however, that such shares shall cease to be Registrable Securities when: (i) they are disposed of pursuant to an effective Registration Statement under the Securities Act; (ii) all Registrable Securities owned by the Holder thereof may be resold pursuant to Rule 144 without volume, time or manner restrictions and without current public information requirements; (iii) they shall have ceased to be outstanding; or (iv) they have been sold in a private transaction that is not a Permitted Transfer.

“Registration Statement” means any registration statement of the Issuer filed with the SEC under the Securities Act which covers any of the Registrable Securities, including any Prospectus, Free Writing Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 405” means Rule 405 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“SEC” means the U.S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Shelf Registrable Securities” has the meaning given to such term in Section 3(c)(i) of this Agreement.

“Short-Form Registration” has the meaning given to such term in Section 3(a)(i) of this Agreement.

“Subsidiary” means (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by another entity, either directly or indirectly and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which an entity is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other agreement with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Common Shares beneficially owned by a Person or any interest in any Common Shares beneficially owned by a Person. In the event that any Holder that is a corporation, partnership, limited liability company or other legal entity (other than an individual, trust or estate) ceases to be, directly or indirectly, controlled by the Person controlling such Holder as of the date hereof or a Permitted Transferee thereof, such event shall be deemed to constitute a “Transfer” subject to the restrictions on Transfer contained or referenced herein; provided, however that, with respect to any Holder or any Affiliate thereof that is a Fund, a change of control of the direct or indirect general partner or investment advisor of such Fund shall not constitute a Transfer.

“Underwritten Offering” means an offering registered under the Securities Act in which Common Shares are sold to one or more underwriters for reoffering to the public.

“Underwritten Shelf Takedown” has the meaning given to such term in Section 3(c)(i) of this Agreement.

(b) Interpretations. For purposes of this Agreement, unless otherwise noted:

(i) All references to laws, rules, regulations and forms in this Agreement shall be deemed to be references to such laws, rules, regulations and forms, as amended from time to time or, to the extent replaced, the comparable successor laws, rules, regulations and forms thereto in effect at the time.

(ii) All references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successor thereto.

(iii) All references to agreements and other contractual instruments shall be deemed to be references to such agreements or other instruments as they may be amended, waived, supplemented or modified from time to time.

(iv) All references to any amount of securities (including Registrable Securities) shall be deemed to be a reference to such amount measured on an as-converted or as-exercised basis.

2. Incidental Registrations.

(a) Right to Include Registrable Securities. At any time after the 3rd anniversary of the Closing Date, if the Issuer determines to register its Common Shares under the Securities Act (other than pursuant to a Short-Form Registration Statement filed solely to effect a block sale, a Registration Statement filed by the Issuer on Form F-4 or S-8, or any successor or other forms promulgated for similar purposes, or filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan), whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will, at each such time, give prompt written notice to all Holders of Registrable Securities of its intention to do so and of such Holders’ rights under this Section 2. Upon the written request of any such Holder made within 10 Business Days after the receipt of any such notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder and the intended method or methods of disposition thereof), the Issuer will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Issuer has been so requested to register by the Holders thereof, to the extent required to permit the disposition of the Registrable Securities so to be registered; provided that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Issuer shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Issuer may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the expenses in connection therewith), and (ii) if such registration involves an Underwritten Offering, all Holders of Registrable Securities requesting to be included in the Issuer’s registration must sell their Registrable Securities to the underwriters selected by the Issuer on the same terms and conditions as apply to the Issuer and the other Holders selling Registrable Securities in such Underwritten Offering, with such differences, including any with respect to indemnification and liability, as are customary in combined primary and secondary offerings. The Issuer shall not be required to maintain the effectiveness of the Registration Statement for a registration requested pursuant to this Section 2(a) beyond the earlier to occur of (i) 180 days after the effective date thereof and (ii) consummation of the distribution by the Holders of the Registrable Securities included in such Registration Statement. Any Holder of Registrable Securities who has elected to sell Registrable Securities in an offering pursuant to this Section 2 shall be permitted to withdraw from such registration by written notice to the Issuer at least two Business Days prior to the earlier of the anticipated filing date of the “red herring” prospectus, if applicable, and the anticipated pricing date. Any Compass Founder who is a Holder of Registrable Securities included in an Underwritten Offering shall have the right to select, at their own expense, their own legal counsel to represent them in connection with such Underwritten Offering.

(b) Priority in Incidental Registrations. The Issuer shall use reasonable efforts to cause the managing underwriter(s) of a proposed Underwritten Offering to permit Holders of Registrable Securities who have requested to include Registrable Securities in such offering to include in such offering all Registrable Securities so requested to be included on the same terms and conditions as any other shares of capital stock, if any, of the Issuer included in the offering. Notwithstanding the foregoing, if the managing underwriter(s) of such Underwritten Offering have informed the Issuer in writing that in its good faith opinion the total number or dollar amount of securities that such Holders and the Issuer intend to include in such offering may have an adverse effect on the timing, price or distribution of such offering, then there shall be included in such Underwritten Offering the number or dollar amount of Registrable Securities that in the good faith opinion of such managing underwriter(s), after consultation with the Issuer, determines can be sold without having such adverse effect on such offering, and such number of Registrable Securities shall be allocated as follows: first, all securities of the Issuer requested to be included by the Issuer in such registration; second, all securities of the Issuer requested to be included by each Holder, pro rata among such Holders on the basis of the percentage of Registrable Securities owned by each such Holder relative to the number of Registrable Securities owned by all such Holders; and third, all securities of the Issuer requested to be included by other holders of Common Shares (other than a Compass Founder or their Permitted Transferees) requesting such registration as a result of registration rights or otherwise, pro rata among such holders of Common Shares on the basis of the percentage of the Registrable Securities requested to be included in such registration by such holders.

(c) No registration effected under this Section 2 shall relieve the Issuer of its obligations to effect any registration of Registrable Securities under Section 3 hereof and no registration effected pursuant to this Section 2 shall be deemed to have been effected pursuant to Section 3 hereof.

3. Registration Generally.

(a) Short-Form Registrations.

(i) The Issuer shall use its reasonable best efforts to qualify for registration on Form F-3 or any comparable or successor form or forms (a “Short-Form Registration”).

(ii) At any time after the 3rd anniversary of the Closing Date, the Compass Founders, their Affiliates that are Holders of Registrable Securities and any other Holder(s) shall be entitled to request Short-Form Registrations, if available to the Issuer, providing for the registration of, and the sale on a continuous or delayed basis of, the Registrable Securities held by such requesting Holders and their Affiliates in addition to the other registration rights provided in Section 2; provided, that nothing in this Agreement shall give any Holder a right to request a Short-Form Registration for purposes of a “resale shelf”.

(iii) If the Issuer shall receive at any time from a Compass Founder or other Holders a written request that the Issuer effect a Short-Form Registration with respect to all or a part of the Registrable Securities owned by such Holder or Holders (setting forth the number of Registrable Securities of each such Holder and its Affiliates requested to be so registered pursuant to this Agreement), so long as the Compass Founders or other Holders making such written request propose to register Registrable Securities representing not less than 5% of the outstanding Common Shares, the Issuer shall promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders. The Issuer shall use commercially reasonable efforts to file, as soon as reasonably practicable, and in any case no later than within 6 months as of the receipt of the written request from a Compass Founder or other Holders as described in this Section 3(a)(iii), such Short-Form Registration Statement (subject to the procedures set forth in Section 4 hereof), and to cause such Short-Form Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof; provided that notwithstanding anything to the contrary in this Agreement, the Issuer shall not be obligated to effect any Short-Form Registration Statement pursuant to this Section 3(a):

A.

if the Issuer shall furnish to Holders requesting a registration pursuant to this Section 3(a) a certificate signed by an executive officer of the Issuer stating that the board of directors of the Issuer determined in its good faith and reasonable judgment, following consultation with an external advisor competent on such matters, that any such filing or the sale of any Registrable Securities pursuant to such Short Form Registration would be materially detrimental to the Issuer and its shareholders as specified in Section 4.4, in which event the Issuer shall have the right to defer such filing for the period specified in such Section 4.4 after receipt of the request of the Holders;

B.

if the Issuer has already effected four Short-Form Registrations for any Holders pursuant to this Section 3(a), or one Short-Form Registration pursuant to this Section 3(a) during the preceding twelve months; or

C.

in any particular jurisdiction in which the Issuer would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(iv) Upon filing any Short-Form Registration, the Issuer shall use its reasonable best efforts to keep such Short-Form Registration Statement effective with the SEC until the date that is the earlier of (x) 3 years after the initial effective date of such Short-Form Registration, and (y) such shorter period during which all Registrable Securities included in such Registration Statement have been sold. If at any time the Issuer becomes ineligible to use a Short-Form Registration Statement, the Issuer shall use its commercially reasonable efforts to regain its eligibility to use a Short-Form Registration Statement as promptly as reasonably practicable and use its reasonable best efforts to have a new Short-Form Registration Statement declared effective as promptly as reasonably practicable after the filing thereof.

(b) Demand Registrations.

(i) If at any time after the 3rd anniversary of the Closing Date the Issuer is not or ceases to be eligible to use a Short-Form Registration or otherwise does not or ceases to have an effective Short-Form Registration, subject to the terms and conditions of this Agreement, upon written notice to the Issuer delivered by any Compass Founder or their Affiliates that are Holders of Registrable Securities requesting that the Issuer effect the registration (a “Demand Registration”) under the Securities Act of any or all of the Registrable Securities beneficially owned by such Holder(s), so long as the Compass Founders or other such Holders making such written request propose to register Registrable Securities representing not less than 5% of the outstanding Common Shares, the Issuer shall promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders. The Issuer shall use commercially reasonable efforts to file, as soon as reasonably practicable, and in any case no later than within 6 months as of the receipt of the written request from a Compass Founder or other Holders as described in this Section 3(b)(i), the Registration Statement corresponding to such Demand Registration (the “Demand Registration Statement”) (subject to the procedures set forth in Section 4 hereof) and to cause such Demand Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof. Subject to Section 9(b), the Issuer shall include in such Demand Registration Statement all Registrable Securities with respect to which the Issuer has received written requests for inclusion therein; provided that, if such registration involves an Underwritten Offering, all Holders of Registrable Securities requesting to be included in the Issuer’s registration must sell their Registrable Securities to the underwriters selected by the Issuer on the same terms and conditions as apply to the Issuer and the other Holders selling Registrable Securities in such Underwritten Offering, with such differences, including any with respect to indemnification and liability, as are customary in secondary offerings. Nothing in this Section 3(b) shall relieve the Issuer of its other obligations under Section 3(a). Notwithstanding anything to the contrary in this Agreement, the Issuer shall not be obligated to effect any Demand Registration pursuant to this Section 3(b):

A.

if the Issuer shall furnish to Holders requesting a registration pursuant to this Section 3(b) a certificate signed by an executive officer of the Issuer stating that the board of directors of the Issuer determined in its good faith and reasonable judgment, following consultation with an external advisor competent on such matters, that any such filing or the sale of any Registrable Securities pursuant to such Demand Registration would be materially detrimental to the Issuer and its shareholders as specified in Section 4.4, in which event the Issuer shall have the right to defer such filing for the period specified in such Section 4.4 after receipt of the request of the Holders;

B.

if the Issuer has already effected, in the aggregate for any Holders, (i) four Demand Registrations pursuant to this Section 3(b), or (ii) one Demand Registration pursuant to this Section 3(b) or two Underwritten Shelf Takedowns pursuant to this Section 3(c) during the preceding twelve months; or

C.

in any particular jurisdiction in which the Issuer would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(ii) Upon filing any Demand Registration Statement, the Issuer shall use its reasonable best efforts to keep such Demand Registration Statement effective with the SEC for 120 days from the effective date of the Registration Statement, or such shorter period during which all Registrable Securities included in such Demand Registration Statement have been sold.

(iii) The Holders of a majority of Registrable Securities proposed to be included in a requested Demand Registration involving an Underwritten Offering shall have the right to: (A) select the co-lead investment bank and manager to administer (or co-administer) the Demand Registration in consultation with the Issuer, provided that the Issuer shall have the right to select a co-lead investment bank in consultation with the Holders of Registrable Securities proposed to be included in such Underwritten Offering, (B) select one firm of legal counsel per applicable jurisdiction to represent all of the Holders, in connection with such Demand Registration, (C) determine the underwriting discount and other financial terms of the related underwriting agreement for the Registrable Securities included in such Demand Registration, (D) determine the price of the Registrable Securities to be included in such Demand Registration; provided that if any securities of the Issuer are included in such Demand Registration, the price of such securities and the underwriting discount shall be determined with the prior written consent of the Issuer (not to be unreasonably withheld, conditioned or delayed), and (E) determination whether any public offering of Registrable Securities pursuant to a Demand Registration will be an Underwritten Offering.

(c) Underwritten Shelf Takedown.

(i) At any time during the effectiveness of any Short-Form Registration, any Holder of Registrable Securities may request in writing to sell all or any portion of its Registrable Securities in an Underwritten Offering (including a “block trade”, “bought deal” or “overnight transaction”) that is registered pursuant to such Short-Form Registration Statement (an “Underwritten Shelf Takedown”). Each such request shall specify the number of Registrable Securities to be sold in the Underwritten Shelf Takedown, which number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown shall represent not less than 5% of the outstanding Common Shares. After receipt of any such request, the Issuer shall promptly give written notice of such requested Underwritten Shelf Takedown to all other Holder(s) of Registrable Securities that have Registrable Securities registered for sale under a Short-Form Registration Statement (“Shelf Registrable Securities”). Subject to Section 9.(b), the Issuer shall include in such Underwritten Shelf Takedown all Shelf Registrable Securities with respect to which the Issuer has received written requests for inclusion therein; provided that, if such registration involves an Underwritten Offering, all Holders of Registrable Securities requesting to be included in the Issuer’s registration must sell their Registrable Securities to the underwriters selected by the Issuer on the same terms and conditions as apply to the Issuer and the other Holders selling Registrable Securities in such Underwritten Offering, with such differences, including any with respect to indemnification and liability, as are customary in secondary offerings. Notwithstanding anything to the contrary in this Agreement, the Issuer shall not be obligated to effect any Underwritten Shelf Takedown pursuant to this Section 3(c):

A.

if the Issuer shall furnish to Holders requesting an Underwritten Shelf Takedown pursuant to this Section 3(c) a certificate signed by an executive officer of the Issuer stating that the board of directors of the Issuer determined in its good faith and reasonable judgment, following consultation with an external advisor competent on such matters, that any such filing or the sale of any Registrable Securities pursuant to such Underwritten Shelf Takedown would be materially detrimental to the Issuer and its shareholders as specified in Section 4.4, in which event the Issuer shall have the right to defer such filing for the period specified in such Section 4.4 after receipt of the request of the Holders;

B.	if the Issuer has already effected two Underwritten Shelf Takedowns pursuant to this Section 3(c) or one Demand Registration pursuant to Section 3(b) during the preceding twelve months; or

C.

in any particular jurisdiction in which the Issuer would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(ii) The Holders of a majority of Registrable Securities proposed to be included in a requested Underwritten Shelf Takedown shall have the right to: (A) select the co-lead investment bank and manager to administer (or co-administer) the Underwritten Shelf Takedown, in consultation with the Issuer, provided that the Issuer shall have the right to select a co-lead investment bank in consultation with the Holders of Registrable Securities proposed to be included in such Underwritten Shelf Takedown, (B) select one (1) firm of legal counsel per applicable jurisdiction to represent all of the Holders, in connection with such Underwritten Shelf Takedown, (C) determine the underwriting discount and other financial terms of the related underwriting agreement for the Registrable Securities included in such Underwritten Shelf Takedown, and (D) determine the price of the Registrable Securities to be included in such Underwritten Shelf Takedown; provided that if any securities of the Issuer are included in such Underwritten Shelf Takedown, the price of such securities and the underwriting discount shall be determined with the prior written consent of the Issuer (not to be unreasonably withheld, conditioned or delayed).

4. Registration Procedures.

4.1. If and whenever the Issuer is required to file a Registration Statement as provided in Section 3, the Issuer shall use reasonable best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Issuer shall cooperate in the sale of such Registrable Securities and shall, as expeditiously as reasonably possible:

(a) prepare and file, in each case as promptly as practicable, with the SEC a Registration Statement or Registration Statements on such form as shall be available for the sale of the Registrable Securities by the Holders thereof or by the Issuer in accordance with the intended method or methods of distribution thereof, make all required filings with FINRA, and, if such Registration Statement is not automatically effective upon filing, use its reasonable best efforts to remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including a Free Writing Prospectus) and, to the extent reasonably practicable, documents that would be incorporated by reference or deemed to be incorporated by reference in a Registration Statement filed pursuant to Section 3, the Issuer shall furnish or otherwise make available to the Holders of the Registrable Securities covered by such Registration Statement and their counsel, copies of all such documents proposed to be filed (including exhibits thereto), which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Issuer’s books and records, officers, accountants and other advisors. The Issuer will include comments to any Registration Statement filed pursuant to Section 3 and any amendments or supplements thereto from Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement, or their counsel, as reasonably requested on a timely basis. The Issuer shall not file any such Registration Statement or Prospectus, or any amendments or supplements thereto (including such documents that, upon filing, would be incorporated or deemed incorporated by reference therein and including Free Writing Prospectuses) with respect to a Registration Statement pursuant to Section 3 to which the demanding Holder or the Holders of a majority of the Registrable Securities covered by such Registration Statement (or their counsel) shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Issuer, such filing is necessary to comply with applicable law;

(b) prepare and file with the SEC such amendments, including post-effective amendments, and supplements to such Registration Statement and the Prospectus used in connection with such Registration Statement as may be necessary to effect, and comply with the provisions of the Securities Act with respect to, the disposition of all securities covered by such Registration Statement (including, but not limited to, with respect to any shelf take-down) and to keep such Registration Statement continuously effective for the applicable period(s) set forth under this Agreement for each such Registration Statement;

(c) notify each selling Holder of Registrable Securities and its counsel, promptly after the Issuer receives notice thereof (i) when a Prospectus or any Prospectus supplement or post-effective amendment or any Free Writing Prospectus has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceedings for that purpose, and (iv) of the receipt by the Issuer of any notification with respect to the suspension of the qualification or exemption from qualification of such Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;

(d) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale at the earliest date reasonably practical;

(e) deliver to each selling Holder of Registrable Securities, its counsel, and the underwriter or underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto (including any Free Writing Prospectus) as such Persons may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities in accordance with the intended method or methods of disposition thereof;

(f) prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such Holders of Registrable Securities to consummate the disposition of such Registrable Securities in such jurisdiction in accordance with the intended method or methods of disposition thereof; provided, however, that the Issuer will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(f), (ii) subject itself to taxation in any jurisdiction wherein it is not so subject or (iii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith);

(g) cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates (not bearing any legends unless required under applicable law) or book entry positions representing Registrable Securities to be sold, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter(s), if any, or Holders may request at least two Business Days prior to any sale of Registrable Securities in a firm commitment public offering, but in any other such sale, within 10 Business Days prior to having to issue the securities;

(h) obtain for delivery to the underwriter(s) of an Underwritten Offering of Registrable Securities (including any Underwritten Shelf Takedown) (i) a signed counterpart of one or more comfort letters from independent public accountants of the Issuer in customary form and covering such matters of the type customarily covered by comfort letters and (ii) an opinion or opinions (including, if applicable, a negative assurance letter) from counsel for the Issuer (including any local counsel reasonably requested by the underwriter(s)) dated the most recent effective date of the Registration Statement or, in the event of an Underwritten Offering (including an Underwritten Shelf Takedown) the date of the closing under the underwriting agreement, in customary form, scope and substance, covering the matters customarily covered in opinions requested in sales of securities in an Underwritten Offering, which opinions shall be reasonably satisfactory to such underwriters and their counsel;

(i) use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary in light of the business or operations of the Issuer to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities, in accordance with the intended method or methods thereof, except as may be required solely as a consequence of the nature of such selling Holder’s business, in which case the Issuer will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities in accordance with the intended method or methods thereof;

(j) notify each Holder of Registrable Securities covered by such registration statement at any time when a Prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any Holder, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such Prospectus or free writing prospectus (to the extent prepared by or on behalf of the Issuer) as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(k) prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities;

(l) provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities from and after the effective date of such Registration Statement. In connection therewith, if required by the Issuer’s transfer agent, the Issuer will promptly after the effective date of the Registration Statement, cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with such transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any such legend upon sale by the Holder or the underwriter or managing underwriter of an Underwritten Offering of Registrable Securities, if any, of such Registrable Securities under the Registration Statement;

(m) use its reasonable best efforts to cause all shares of Registrable Securities covered by such Registration Statement to be listed on NASDAQ (or the applicable stock exchange on which the Common Shares of the Issuer are then listed), prior to the effectiveness of such Registration Statement;

(n) enter into such agreements and take all such other customary actions reasonably requested by a Holder submitting a demand pursuant to Section 3 with respect to such offering or the Holders of a majority of the Registrable Securities being sold in connection therewith to expedite or facilitate the disposition of such Registrable Securities;

(o) cooperate with each seller of Registrable Securities and each agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(p) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC; and

(q) take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, that, to the extent that any prohibition is applicable to the Issuer, the Issuer will take all reasonable action to make such prohibition inapplicable.

4.2. The Issuer may require each Holder of Registrable Securities as to which any registration is being effected to furnish to the Issuer in writing such information required in connection with such registration regarding such seller and the distribution of such Registrable Securities as the Issuer may, from time to time, reasonably request and the Issuer may exclude from such registration the Registrable Securities of any Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

4.3. The Issuer agrees not to file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the Prospectus or any Free Writing Prospectus used in connection therewith, that refers to any Holder covered thereby by name, or otherwise identifies such Holder as the holder of any securities of the Issuer, without the consent of such Holder, such consent not to be unreasonably withheld or delayed, unless and to the extent such disclosure is required by law, rule or regulation, in which case the Issuer shall provide prompt written notice to such Holders prior to the filing of such amendment to any Registration Statement or amendment of or supplement to the Prospectus or any Free Writing Prospectus.

4.4. Notwithstanding anything to the contrary in Sections 2 or 3 or this Section 4, the Issuer shall not be required to effect any Short-Form Registration, Demand Registration or Underwritten Shelf Takedown, and shall be entitled to suspend the effectiveness or use of, or trading under, any Registration Statement by providing a written certificate to Holders requesting any such registration, as applicable, signed by an executive officer of the Issuer stating that the board of directors of the Issuer determined in its good faith and reasonable judgment, following consultation with an external advisor competent on such matters, that any such filing or the sale of any Registrable Securities pursuant to such Registration Statement would be materially detrimental to the Issuer and its shareholders because such action would:

(i) materially impede, delay or adversely interfere with any material pending or proposed financing, acquisition, sale, merger, corporate reorganization or other similar transaction involving the Issuer for which the board of directors or management of the Issuer has authorized negotiations;

(ii) materially adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Issuer; or

(iii) require disclosure of material nonpublic information that would not otherwise be required to be disclosed at that time and that, if disclosed at such time, would be materially harmful to the interests of the Issuer and its shareholders; provided that during any such period all executive officers and directors of the Issuer are also prohibited from selling securities of the Issuer (or any security of any of the Issuer’s subsidiaries or Affiliates);

provided that the Issuer may only so suspend twice in any consecutive 12-month period for a period not to exceed 90 consecutive days and not to exceed 90 days in the aggregate.

4.5. In the event of the suspension of the effectiveness of, or use of or trading under, any Registration Statement pursuant to the previous paragraph, the applicable time period during which such Registration Statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such Registration Statement was suspended, and the requesting Holder(s) shall be entitled to withdraw any request for a Short-Form Registration, Demand Registration or Underwritten Shelf Takedown, and, if such request is withdrawn, such Short-Form Registration, Demand Registration or Underwritten Shelf Takedown shall not count as a Short-Form Registration, Demand Registration or Underwritten Shelf Takedown, and, notwithstanding anything to the contrary, the Company shall pay all fees, expenses and disbursements set forth under Section 5(a) in connection with such registration, regardless of whether such registration is effected. The Company may not register any securities for its own account or on behalf of any other Person in the context of a securities offering during such time as the effectiveness of, or use of or trading under, a Registration Statement is suspended pursuant to the previous paragraph. Each Holder shall keep confidential the fact that the Issuer has suspended the effectiveness of any registration statement unless and until otherwise notified by the Issuer, except (A) for disclosure to such Holder’s directors, officers, employees, agents and professional advisers who reasonably need to know such information for purposes of assisting the Holder with respect to its investment in the Issuer’s securities and agree to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners or other direct or indirect investors who have agreed to keep such information confidential, (C) if and to the extent such matters are publicly disclosed by the Issuer or any of its Subsidiaries or any other Person that, to the actual knowledge of such Holder, was not subject to an obligation or duty of confidentiality to the Issuer and its Subsidiaries, (D) as required by law, rule or regulation, provided that the Holder takes commercially reasonable efforts to limit such disclosure and gives prior written notice to the Issuer of such requirement and the contents of the proposed disclosure to the extent it is permitted to do so under applicable Law, and (E) for disclosure to any other Holder.

4.6. Each Compass Founder agrees if such Holder has Registrable Securities covered by such Registration Statement that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 4(c) hereof, such Holder will promptly discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(c) hereof, or until it is advised in writing by the Issuer that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the time periods under Section 3 with respect to the length of time that the effectiveness of a Registration Statement must be maintained shall automatically be extended by the amount of time the Holder is required to discontinue disposition of such securities.

5. Registration Expenses. (a) All reasonable fees and expenses incurred by the Issuer in the performance of or compliance with this Agreement by the Issuer including, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses with respect to (A) filings required to be made with the SEC, all applicable securities exchanges and/or FINRA and (B) compliance with securities or blue sky laws, including, without limitation, any reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities pursuant to Section 4(f)), (ii) printing expenses, (iii) transfer agent expenses; (iv) messenger, telephone and delivery expenses of the Issuer, (v) fees and disbursements of counsel for the Issuer, (vi) expenses of the Issuer incurred in connection with any road show and (vii) fees and disbursements of all independent registered public accounting firms and any other persons, including special experts, retained by the Issuer shall be borne by the Issuer whether or not any Registration Statement is filed or becomes effective. In addition, the Issuer shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Issuer are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Issuer.

(b) The Issuer shall not be required to pay with respect to incidental registrations pursuant to Section 2 of this Agreement: (i) fees and disbursements of any counsel retained by any Holder of Registrable Securities (which shall be borne by such Holder), or by any underwriter, (ii) any underwriter’s fees (including discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals) relating to the distribution of the Registrable Securities (other than with respect to Registrable Securities sold by the Issuer), or (iii) any other expenses of the Holders of Registrable Securities not specifically required to be paid by the Issuer pursuant to paragraph (a) of this Section 5, or which the Issuer has not otherwise agreed, in writing, to pay.

6. Indemnification.

(a) Indemnification by the Issuer. The Issuer shall indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners, members, managers, equityholders, agents and employees of each of them, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) each such Holder and the officers, directors, partners, members, managers, agents and employees of each such controlling person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (each such person being referred to herein as a “Covered Person”), from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable and documented attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Prospectus, offering circular, or other document (including any related Registration Statement, notification, or the like or Free Writing Prospectus or any amendment thereof or supplement thereto or any document incorporated by reference therein) incident to any such registration, qualification, or compliance, or based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Issuer of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder applicable to the Issuer and relating to any action or inaction in connection with the related offering of Registrable Securities, and will reimburse each such Covered Person for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such Loss, provided that the Issuer will not be liable in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission by such Covered Person relating to such Covered Person or its Affiliates (other than the Issuer or any of its Subsidiaries), but only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, offering circular, Free Writing Prospectus or any amendment thereof or supplement thereto, or any document incorporated by reference therein, or other document in reliance upon and in conformity with written information furnished to the Issuer by such Covered Person with respect to such Covered Person for use therein. It is agreed that the indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the consent of the Issuer (which consent shall not be unreasonably delayed or withheld).

(b) Indemnification by Each Holder of Registrable Securities. As a condition to including any Registrable Securities in any Registration Statement filed in accordance with Section 2 or Section 3 hereof, the Issuer shall have received an undertaking reasonably satisfactory to it from the participating Holder of such Registrable Securities to indemnify, to the fullest extent permitted by law, severally and not jointly with any other Holders of Registrable Securities, the Issuer, its officers, directors, agents and employees and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Issuer and any of the other foregoing Persons, from and against all Losses arising out of or based on any untrue or alleged untrue statement of a material fact provided by such Holder specifically for inclusion in any such Registration Statement, Prospectus, Free Writing Prospectus, offering circular, or other document, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Issuer, such officers, directors, agents, employees and controlling persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Loss, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, Prospectus, Free Writing Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Issuer by such Holder with respect to such Holder for inclusion in such Registration Statement, Prospectus, offering circular or other document; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such Losses (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided, further, that the liability of such Holder of Registrable Securities shall be individual, not joint and several, for each Holder of Registrable Securities and shall be limited to the net proceeds after underwriting commissions and discounts (but before any taxes and expenses which may be payable by such Holder) received by such selling Holder from the sale of Registrable Securities covered by such Registration Statement.

(c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to the defense of any such claim or proceeding; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party. Whether or not such defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed).

7. Rule 144. The Issuer covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Issuer is not required to file such reports, it will, upon the request of any Holder, make publicly available such information so long as necessary to permit sales of Registrable Securities pursuant to Rule 144), and it will take such further action as any Holder of Registrable Securities (or, if the Issuer is not required to file reports as provided above, any Holder) may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Holder of Registrable Securities, the Issuer will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

8. Certain Additional Agreements. If any Registration Statement or comparable statement under state blue sky laws refers to any Holder by name or otherwise as the Holder of any securities of the Issuer, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and the Issuer, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Issuer’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Issuer, or (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Issuer required by the Securities Act or any similar federal statute or any state blue sky or securities law then in force, the deletion of the reference to such Holder.

(a) The parties hereto agree that no provision of this Agreement shall be deemed to modify or supersede the provisions of the Merger Agreement or any Pledge Agreement, as the case may be, and in the event of any conflict between the terms and conditions set forth in the Merger Agreement or any Pledge Agreement and this Agreement, the applicable terms of the Merger Agreement or Pledge Agreement, as the case may be, shall prevail.

9. Miscellaneous.

(a) Termination. The provisions of this Agreement shall terminate upon the earliest to occur of (i) its termination by the written agreement of all Parties or their respective successors in interest, (ii) with respect to a Holder, the date on which all Common Shares held by such Holder have ceased to be Registrable Securities, (iii) with respect to the Issuer, the date on which all Common Shares have ceased to be Registrable Securities, and (iv) the dissolution, liquidation or winding up of the Issuer. Nothing herein shall relieve any party from any liability for the breach of any of the agreements set forth in this Agreement. The provisions of Section 5 shall survive any termination of this Agreement.

(b) Holdback Agreement. In consideration for the Issuer agreeing to its obligations under this Agreement, each Compass Founder and other Holder agrees in connection with any registration of the Issuer’s securities (whether or not such Holder is participating in such registration) upon the request of the underwriter(s) managing any Underwritten Offering of the Issuer’s securities, not to effect (other than pursuant to such registration) any public sale or distribution of Registrable Securities, including, but not limited to, any sale pursuant to Rule 144, or make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, or enter into any swap or other arrangement that transfers to another Person any of the economic consequences of ownership of, any Registrable Securities, any other equity securities of the Issuer or any securities convertible into or exchangeable or exercisable for any equity securities of the Issuer without the prior written consent of such underwriters during the Holdback Period.

(c) Amendments and Waivers. This Agreement may be amended and the Issuer may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if any such amendment, action or omission to act, has received the written consent of the Issuer, and each of the Compass Founders and their Affiliates that are Holders of Registrable Securities, or if no such Holders remain, the Holders of a majority of the Registrable Securities. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. The Issuer and any Holder may waive (in writing) the benefit of any provision of this Agreement with respect to itself for any purpose. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Issuer or the Holder granting such waiver in any other respect or at any other time.

(d) Successors, Assigns and Transferees. This Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. The rights of a Compass Founder or other Holder hereunder may be assigned (but only with all related obligations) in connection with a Transfer of Registrable Securities to a Permitted Transferee of that Holder. No assignment permitted under the terms of this Section 9(d) will be effective unless and until: (i) the Permitted Transferee to which the assignment is being made, if not otherwise a Compass Founder, has delivered to the Issuer the executed Joinder Agreement in the form attached as Exhibit A hereto agreeing to be bound by, and be party to, this Agreement to the same extent as its transferor, (ii) the Issuer is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and (iii) immediately following such transfer, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. Notwithstanding the foregoing, in each case, if such transfer is subject to covenants, agreements or other undertakings with the Issuer restricting transferability thereof (including without limitation pursuant to a Pledge Agreement), the rights to Transfer Registrable Securities shall not be Transferred in connection with such Transfer unless such transferee complies with all such covenants, agreements and other undertakings. The Issuer shall assign this Agreement in connection with a sale or acquisition of the Issuer, whether by merger, consolidation, sale of all or substantially all of the Issuer’s assets, or similar transaction, without the consent of the Holders, and the successor or acquiring person shall agree in writing to assume all of the Issuer’s rights and obligations under this Agreement.

(e) Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and e-mail transmission if confirmed by telephone or return e-mail (including automated return receipt) and shall be given:

If to the Issuer, to:

Vinci Partners Investments LTD

Av. Bartolomeu Mitre, 336, 5th floor

Rio de Janeiro, RJ, Zip Code 22431-002

Attention: Julya Wellisch

Email: juridico@vincipartners.com

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attn: S. Todd Crider; Grenfel S. Calheiros

Email: tcrider@stblaw.com; gcalheiros@stblaw.com

with a copy (which shall not constitute notice) to:

Carey

Isidora Goyenechea 2800, 43rd floor, Las Condes

Santiago, Chile

Attention: Salvador Valdes

Email: svaldes@carey.cl

If to any Compass Founder, to:

Costanera Management LLC

435 East 52nd Street, Apt. 1E, NY, NY 10022, USA

Attention: Manuel José Balbontin

Email: manueljbalbontin@gmail.com

Jaime de la Barra

Los Juglares 3975, Lo Barnechea, Chile

Attention: Jaime de la Barra

jaime.delabarra@cgcompass.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, NY 10001

Attention: Paola Lozano

Email: paola.lozano@skadden.com

with a copy (which shall not constitute notice) to:

Barros & Errázuriz Abogados

Isidora Goyenechea 2939, Piso 11.

Las Condes, Santiago, Chile

Attention: Cristián Barros Tocornal

Email: cbarros@bye.cl

or such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to the other Parties.

If to any other Holder of Registrable Securities, to the e-mail or physical address of such other Holder as shown in the stock record book of the Issuer. Each Holder shall provide the Issuer with an updated e-mail address or physical address if such address changes by notice to the Issuer pursuant to this Section 9(e). The e-mail address or physical address shown on the stock record books of the Issuer shall be presumed to be current for purposes of giving any notice under this Agreement.

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:30 p.m. New York City time on a Business Day. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day.

(f) Further Assurances. At any time or from time to time after the date hereof, the Parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the Parties hereunder.

(g) Entire Agreement; No Third Party Beneficiaries. This Agreement (i) constitutes the entire agreement among the Parties with respect to the subject matter of this Agreement and supersedes any prior discussions, correspondence, negotiation, proposed term sheet, agreement, understanding or agreement and there are no agreements, understandings, representations or warranties between the Parties other than those set forth or referred to in this Agreement and (ii) except to the limited extent set forth in Section 6, is not intended to confer in or on behalf of any Person not a party to this Agreement (and their successors and assigns) any rights, benefits, causes of action or remedies with respect to the subject matter or any provision hereof.

(h) Governing Law; Resolution of Disputes; Waiver of Jury Trial.

(i) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed and to be performed wholly within such State and without reference to the choice-of-law principles that would result in the application of the laws of a different jurisdiction.

(ii) Resolution of Disputes.

(A) Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or validity thereof, and any question of the arbitral tribunal’s jurisdiction or the existence, scope or validity of this arbitration agreement (a “Dispute”) shall be resolved by final and binding arbitration administered by the ICC, pursuant to its Rules of Arbitration then in effect (the “ICC Rules”), except as modified herein.

(B) The seat of arbitration shall be New York, New York and the arbitration shall be conducted in the English language.

(C) The arbitration shall be conducted by a three-member arbitral tribunal (the “Arbitral Tribunal”). If there are only two parties to the arbitration, each Party shall nominate one arbitrator in accordance with the ICC Rules and the two arbitrators so nominated shall nominate a third arbitrator, who shall serve as chair of the Arbitral Tribunal, within thirty (30) days of the confirmation by the ICC Court of Arbitration (“ICC Court”) of the appointment of the second arbitrator. If there are more than two parties to the arbitration, then the claimant or claimants collectively, and respondent or respondents collectively, shall each nominate one arbitrator within thirty (30) days of receipt by respondent or respondents of the request for arbitration. The two arbitrators so nominated shall nominate the president (the “President”) within thirty (30) days of the confirmation by the ICC Court of the appointment of the second arbitrator. If the two party-appointed arbitrators cannot reach agreement on the President within the time periods specified herein, then the ICC Court shall appoint the chair in accordance with the ICC Rules. If either all of the claimants or all of the respondents, respectively, fail to make a joint appointment of an arbitrator within the time limits set forth herein, unless otherwise agreed in writing by the Parties, then the ICC Court shall appoint the remaining arbitrators in accordance with the ICC Rules.

(D) The Arbitral Tribunal, upon the request of a Party to a Dispute and subject to Article 7 of the ICC Rules, may join any Party to this Agreement to the arbitration proceedings and may make a single, final award determining all Disputes between them. Each of the Parties to this Agreement consents and agrees to be joined to any arbitration proceedings in relation to any Dispute upon determination by the Arbitral Tribunal that such joinder is appropriate.

(E) A Party may request consolidation of two or more arbitrations pending under the ICC Rules into a single arbitration pursuant to Article 10 of the ICC Rules. The Parties agree that two or more arbitration proceedings may be consolidated in accordance with this Section 9(a)((iv)) and subject to Article 10 of the ICC Rules, even if the parties to such arbitration proceedings are not identical.

(F) Any arbitration hereunder shall be confidential, and the Parties and their agents agree not to disclose to any third party (A) the existence or status of the arbitration, (B) all information made known and documents produced in the arbitration not otherwise in the public domain, and (C) all awards arising from the arbitration, except and to the extent that disclosure is required by Applicable Law or is required to protect or pursue a legal right.

(G) The arbitrators shall have the power in their discretion to award the prevailing party its attorneys’ fees and costs reasonably incurred in the arbitration, including the prevailing party’s share of the arbitrator fees and ICC administrative costs.

(H) In addition to monetary damages, the Arbitral Tribunal shall be empowered to award equitable relief, including, but not limited to an injunction and specific performance of any obligation under this Agreement.

(I) By agreeing to arbitration, the Parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of arbitration proceedings. Without prejudice to such provisional remedies that may be granted by a court, the Arbitral Tribunal shall have full authority to grant provisional remedies and to order a party to request that a court modify or vacate any temporary or preliminary relief issued by such court.

(J) The award of the Arbitral Tribunal shall be final and binding upon the parties thereto, and shall be the sole and exclusive remedy between the parties regarding any claims, counterclaims, issues, presented to the Arbitral Tribunal. Judgment upon any award may be entered in any court having jurisdiction over any party or any of its assets.

(iii) The Parties consent and submit to the non-exclusive personal jurisdiction and venue of any federal court located in the State of New York or, where such court does not have jurisdiction, any New York state court, in either case located in the Borough of Manhattan, New York City, New York (“New York Court”) for the enforcement of any arbitral award rendered hereunder and to compel arbitration or for interim or provisional remedies in aid of arbitration. In any such action: (i) each Party irrevocably waives, to the fullest extent it may effectively do so, any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens or any right of objection to jurisdiction on account of its place of incorporation or domicile, which it may now or hereafter have to the bringing of any such action or proceeding in any New York Court; and (ii) each Party consents to service of process in the manner provided for in Section 16, upon its designated agent for service of process set forth thereunder, or in any other manner permitted by applicable Law.

(iv) EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(j) Enforcement. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

(k) Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

(l) No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Issuer and each Holder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, shareholder, general or limited partner or member of any of the Holders or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, shareholder, general or limited partner or member of any of the Holders or of any Affiliate or assignee thereof, as such for any obligation of any of the Holders under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

(m) Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts (including via facsimile and electronic transmission), each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

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IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be duly executed on its behalf as of the date first written above.

VINCI PARTNERS INVESTMENTS LTD

/s/ Alessandro Monteiro Morgado Horta
Name: Alessandro Monteiro Morgado Horta
Title: Director

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first above written.

COMPASS FOUNDER

/s/ Manuel José Balbontín
Manuel José Balbontín

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first above written.

COMPASS FOUNDER

/s/ Jaime de la Barra Jara
Jaime de la Barra Jara

[Signature Page to Registration Rights Agreement]

Exhibit A

JOINDER AGREEMENT

Reference is made to the Registration Rights Agreement, dated as of October 29, 2024 (as amended from time to time, the “Registration Rights Agreement”), by and among Vinci Partners Investment Ltd, (the “Issuer”), and the other parties thereto, if any. The undersigned agrees, by execution hereof, to become a party to, and to be subject to the rights and obligations of a “Holder” under the Registration Rights Agreement.

[NAME]

By:
Name:
Title:

Date:

Address:

Acknowledged by:

VINCI PARTNERS INVESTMENTS LTD

By:
Name:
Title: